Exhibit 99.1

Sana Biotechnology Reports First Quarter 2026 Financial Results and Business Updates

Announced strategic collaboration with Mayo Clinic, focused on improving care in type 1 diabetes and accelerating development of SC451

Continued progress toward starting SC451 Phase 1 trial later this year, including manufacturing readiness, non-clinical testing, and clinical trial preparation

Announced positive clinical results at 14 months from ongoing clinical trial transplanting UP421 without any immunosuppression into a patient with type 1 diabetes, showing ongoing survival and function

Continued progress toward starting clinical study for SG293 in non-Hodgkin lymphoma later this year, including manufacturing readiness, non-clinical testing, and clinical trial preparation

Will present SG293 surrogate preclinical data demonstrating specificity and potency in non-human primates at the American Society of Gene & Cell Therapy (ASGCT) Annual Meeting on May 12

Progress with SG227, a CD8-targeted fusosome that delivers to CD8+ T cells the genetic material to make BCMA-directed CAR T cells, as a potential treatment for patients with multiple myeloma; expect to begin clinical study as early as mid-2027

Q1 2026 cash position of $101.1 million and pro forma cash position of $128.9 million, including approximately $25.0 million equity investment from Mayo Clinic collaboration and recent at the market offering facility (ATM) activity; expected cash runway into 2027

SEATTLE — May 11, 2026 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the first quarter 2026.

“We remain focused on execution in 2026 and are on track with both SC451 and SG293,” said Steve Harr, President and Chief Executive Officer. “We are working to file our IND and begin a Phase 1 trial later this year for SC451, our gene-modified, stem cell-derived pancreatic islet cell product candidate designed for patients with type 1 diabetes with the goal of a single treatment leading to long-term normal blood glucose without the need for any insulin therapy or immunosuppression. We are pleased to have recently entered into a strategic collaboration with Mayo Clinic, whose multidisciplinary expertise we expect will help accelerate the development, standardization of delivery for, and access to SC451. We also continue to advance SG293, our in vivo CAR T cell product candidate, which has the potential to offer a one‑time, off‑the‑shelf treatment without conditioning chemotherapy to patients with blood cancers or B cell-mediated autoimmune disorders. We are making meaningful progress toward our goal of beginning clinical testing later this year. We are also preparing to begin a clinical trial for SG227, an in vivo BCMA-targeted CAR T cell therapy, by as early as mid-2027 assuming positive early safety and efficacy data for SG293. This near-term operational focus has the potential to generate meaningful proof of concept data across multiple programs over the coming 12-18 months, and we look forward to building on this momentum.”

Corporate Highlights

Announced strategic collaboration with Mayo Clinic to advance development of SC451, a hypoimmune (HIP)-modified, induced pluripotent stem cell (iPSC)-derived pancreatic islet cell therapy for type 1 diabetes.

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The collaboration will draw on Mayo Clinic’s multidisciplinary expertise to accelerate the development, validation, and standardization of protocols and processes for SC451, supporting safe, scalable, and consistent delivery across diverse clinical environments.
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In connection with the collaboration, Mayo Clinic made an approximately $25.0 million equity investment in the company, reflecting a shared commitment to advancing innovative approaches aimed at improving care for patients with type 1 diabetes. The organization also has the option to make an additional approximately $25.0 million equity investment.

Shared updated, positive results from an investigator-sponsored, first-in-human study transplanting UP421, an allogeneic primary islet cell therapy engineered with HIP technology, into a patient with type 1 diabetes without the use of any immunosuppression.

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UP421 is a primary human HIP-modified pancreatic islet cell therapy for patients with type 1 diabetes. The goal of this investigator-sponsored trial (IST) is to understand safety, immune evasion, islet cell survival, and beta cell function, as measured by C-peptide production, of HIP-modified pancreatic islet cells transplanted into a type 1 diabetes patient without the use of any immunosuppression. The trial is being conducted under a clinical trial authorization at Uppsala University Hospital with Dr. Per-Ola Carlsson as the principal investigator.
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Results of the study through 14 months after cell transplantation demonstrate the survival and function of pancreatic beta cells as measured by the presence of circulating C-peptide, a biomarker indicating that transplanted beta cells are producing insulin. C-peptide levels also increased with mixed meal tolerance tests (MMTT) performed over the course of the study, consistent with insulin secretion in response to a meal. Fasting and MMTT-stimulated C-peptide levels at month 14 are comparable to those observed in the first six months of the study. PET-MRI scanning performed at week 12 and again at week 52 demonstrated islet cells at the transplant site in the forearm. The study has identified no safety issues, and the HIP-modified islet cells have evaded immune detection.

Continued progress toward beginning clinical trials later this year for SC451 and SG293

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SC451, an O-negative, HIP-modified, iPSC-derived pancreatic islet cell therapy which uses the same HIP technology as UP421, is being developed as a one-time treatment for patients with type 1 diabetes with a goal of long-term normal blood glucose without the need for any insulin therapy or immunosuppression. Sana is currently conducting nonclinical testing, manufacturing transfer to contract manufacturers, and clinical trial preparation. Sana expects to file an IND and begin a Phase 1 clinical trial for SC451 as early as this year.
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SG293 is a CD8-targeted fusosome that delivers the genetic material to make CD19-directed CAR T cells. Sana is currently conducting nonclinical testing, manufacturing transfer to a contract manufacturer, and clinical trial preparation. The fusogen technology used in SG293 has been designed to minimize potentially troublesome toxicities related to in vivo CAR T cells, including off-target delivery to tissues such as the liver and peri-infusion reactions. Preclinical data demonstrate that a SG293 surrogate, which is active in non-human primates, achieves cell-specific delivery and deep B cell depletion – as measured by depletion in circulating and lymph node B cells as well as a phenotypic reset when B cells return – in non-human primates without the use of any lymphodepleting chemotherapy. Details from this study will be presented at the upcoming ASGCT Annual Meeting on May 12. Sana intends to explore SG293 initially in non-Hodgkin lymphoma and expects to generate first-in-human data as early as this year. If successful, the company intends to expand clinical development into B cell-mediated autoimmune diseases as well.

Advanced preclinical pipeline

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SG227, a CD8-targeted fusosome that delivers the genetic material to make BCMA-directed CAR T cells, is being developed as a potential treatment for patients with multiple myeloma. SG227 delivers a BCMA CAR that has been validated in the autologous CAR T setting for patients with multiple myeloma in a product that is currently approved in China. Sana is preparing to begin clinical testing as early as mid-2027, contingent upon the early clinical profile of SG293.

Strengthened leadership with the appointment of new Chief Financial Officer

Appointed Brian Piper as Executive Vice President, Chief Financial Officer. Mr. Piper has decades of experience in financial management within the biotechnology sector – including CFO roles at Scorpion Therapeutics, Antares Therapeutics, and Prelude Therapeutics – and has successfully led financings and worked with companies to maximize their assets.

First Quarter 2026 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of March 31, 2026 were $101.1 million compared to $138.4 million as of December 31, 2025. The decrease of $37.3 million was primarily driven by cash used in operations of $37.4 million.
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Research and Development Expenses: For the three months ended March 31, 2026, research and development expenses, inclusive of non-cash expenses, were $28.7 million compared to $37.2 million for the same period in 2025. The decrease of $8.5 million was primarily due to lower personnel-related expenses, including non-cash stock-based compensation, due to lower research and development headcount, a decrease in third-party manufacturing costs at contract development and manufacturing organizations primarily related to the suspension of Sana's Allogeneic CAR T programs, and lower facility and other allocated costs primarily related to depreciation, allocated personnel, and other costs. Research and development expenses include non-cash stock-based compensation of $3.1 million and $4.6 million for the three months ended March 31, 2026 and 2025, respectively.
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Research and Development Related Success Payments and Contingent Consideration: For the three months ended March 31, 2026, Sana recognized non-cash expenses of $8.4 million compared to $2.0 million for the same period in 2025, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate. The value of these potential liabilities fluctuates significantly with changes in Sana’s market capitalization and stock price.
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General and Administrative Expenses: General and administrative expenses for the three months ended March 31, 2026, inclusive of non-cash expenses, were $11.5 million, unchanged from the same period in 2025. For the three months ended March 31, 2026, legal fees increased $0.2 million, offset by decreased personnel-related costs of $0.2 million, compared to the same period in 2025. General and administrative expenses include non-cash stock-based compensation of $2.6 million and $2.4 million for the three months ended March 31, 2026 and 2025, respectively.
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Net Loss: Net loss for the three months ended March 31, 2026 was $47.2 million, or $0.17 per share, compared to $49.4 million, or $0.21 per share, for the same period in 2025.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the three months ended March 31, 2026 was $37.0 million compared to $46.6 million for the same period in 2025. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding costs related to portfolio prioritizations and the purchase of property and equipment.
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Non-GAAP Net Loss: Non-GAAP net loss for the three months ended March 31, 2026 was $38.8 million, or $0.14 per share, compared to $47.4 million, or $0.20 per share, for the same period in 2025. Non-GAAP net loss excludes non-cash expenses and gains related to the change in the estimated fair value of contingent consideration and success payment liabilities.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, and South San Francisco, CA.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans and timing expectations, including with respect to the substance and timing of potential INDs, the commencement of clinical trials and generation of clinical data, and potential indications for and the potential impact and benefits of its platforms and product candidates; expectations with respect to nonclinical testing, manufacturing transfer to contract manufacturers, and clinical trial preparation for SC451 and SG293; the potential for SG293 to offer a one-time, off-the-shelf treatment without the use of conditioning chemotherapy to patients with blood cancers or B cell-mediated autoimmune disorders; the potential benefits of, plans for, and activity under the Company’s strategic collaboration with Mayo Clinic; the potential ability for SC451 to be a one-time treatment for patients with type 1 diabetes that achieves long-term normal blood glucose without insulin therapy or immunosuppression; expectations for and the potential significance and impact of data from preclinical studies and clinical trials of the Company’s product candidates and technologies, including future studies and trials, and an IST utilizing HIP-modified primary pancreatic islet cells; expectations for the Company’s participation in and presentation at ASGCT, including the content of such presentation; expectations regarding the Company’s cash runway; and statements made by the Company’s President and Chief Executive Officer. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others: risks inherent in drug development such as those associated with the initiation, cost, timing, progress, and results of the Company’s current and future research and development programs and preclinical and clinical trials, including that the timing of an IND submission is subject to change, IND acceptance is subject to the discretion of the U.S. Food and Drug Administration, acceptance of an IND and initiation of a clinical trial are not predictive of clinical trial results or whether the Company will successfully enroll or dose patients, preclinical data may not be predictive of clinical trial results, and clinical results from one product candidate may not be predictive of clinical results from another product candidate; the risk that the collaboration with Mayo Clinic may not achieve its anticipated benefits; and risks associated with economic, market, and social conditions and disruptions, which could cause delays in Sana’s business plans, impede Sana’s access to additional capital, and impede the clinical development of its product candidates, among other things. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Quarterly Report on Form 10-Q dated May 11, 2026. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	March 31, 2026	December 31, 2025
	(in thousands)
Cash, cash equivalents, and marketable securities	$101,136	$138,382
Total assets	373,593	416,890
Contingent consideration	134,463	123,718
Success payment liabilities	16,926	19,238
Total liabilities	254,353	256,006
Total stockholders' equity	119,240	160,884

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share data)
Operating expenses:
Research and development	$28,719	$37,189
Research and development related success payments and contingent consideration	8,433	1,957
General and administrative	11,462	11,484
Total operating expenses	48,614	50,630
Loss from operations	(48,614)	(50,630)
Interest income, net	951	992
Other income, net	453	249
Net loss	$(47,210)	$(49,389)
Net loss per common share – basic and diluted	$(0.17)	$(0.21)
Weighted-average number of common shares – basic and diluted	276,856	237,578

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2025	$19,238	$123,718	$142,956
Changes in fair value – expense (gain)	(2,312)	10,745	8,433
Liability balance as of March 31, 2026	$16,926	$134,463	$151,389
Total change in fair value for the three months ended March 31, 2026	$(2,312)	$10,745	$8,433

(1)
Cobalt Biomedicine, Inc. (Cobalt) and the President and Fellows of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.
(2)
Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense, non-GAAP general and administrative expense, and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provide investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allow for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$138,382	$152,497
Ending cash, cash equivalents, and marketable securities	101,136	104,701
Change in cash, cash equivalents, and marketable securities	(37,246)	(47,796)
Cash paid to purchase property and equipment	288	136
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	(36,958)	(47,660)
Adjustments:
Cash paid for personnel-related costs incurred in connection with portfolio prioritization	-	1,062
Operating cash burn – Non-GAAP	$(36,958)	$(46,598)

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share data)
Net loss – GAAP	$(47,210)	$(49,389)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(2,312)	93
Change in the estimated fair value of contingent consideration(2)	10,745	1,864
Net loss – Non-GAAP	$(38,777)	$(47,432)
Net loss per share – GAAP	$(0.17)	$(0.21)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(0.01)	-
Change in the estimated fair value of contingent consideration(2)	0.04	0.01
Net loss per share – Non-GAAP	$(0.14)	$(0.20)
Weighted-average shares outstanding – basic and diluted	276,856	237,578

(1)
For the three months ended March 31, 2026, the gain related to the Cobalt success payment liability was $1.8 million compared to an expense of $0.1 million for the same period in 2025. For the three months ended March 31, 2026, the gain related to the Harvard success payment liability was $0.5 million compared to an immaterial gain for the same period in 2025.
(2)
The contingent consideration is in connection with the acquisition of Cobalt.